                              NEOPROBE CORPORATION

                         ------------------------------

                       1997 ANNUAL MEETING OF STOCKHOLDERS


                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|
Check the appropriate box:
|_| Preliminary proxy statement
|X| Definitive proxy statement
|_| Definitive additional materials
|_| Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Neoprobe Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                   Registrant
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
|X|   No Fee Required
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1) Title of each class of securities to which transaction applies:

________________________________________________________________________________

      (2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

      (4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________

      (5) Total fee paid:

________________________________________________________________________________

      |_| Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
--------------------------------------------------------------------------------
      (1) Amount previously paid:
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      (2) Form, schedule or registration statement no.:
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      (3) Filing party:
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      (4) Date filed:
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

[LOGO] neoprobe
                       1997 ANNUAL MEETING OF STOCKHOLDERS

                                                                  April 23, 1997

Dear Stockholder:

      You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Neoprobe Corporation which will be held at 11:00 a.m., Eastern Daylight Time, on May 29, 1997 at The Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio. The matters on the meeting agenda are described in the Notice of 1997 Annual Meeting of Stockholders and Proxy Statement which accompany this letter.

      We hope you will be able to attend the meeting, but whatever your plans, we ask that you please complete, execute, and date the enclosed proxy card and return it in the envelope provided so that your shares will be represented at the meeting.

                                         Very truly yours,


                                         John L. Ridihalgh
                                         Chairman of the Board and
                                           Chief Executive Officer

                              NEOPROBE CORPORATION

                  NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 29, 1997

To the Stockholders of
NEOPROBE CORPORATION:

      The Annual Meeting of the Stockholders of Neoprobe Corporation, a Delaware corporation (the "Company"), will be held at The Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio, on May 29, 1997 at 11:00 a.m., Eastern Daylight Time, for the following purposes:

      1. To elect three directors, each to serve for a term of three years or until their successors are duly elected and qualified;

      2. To consider and vote upon a proposal to amend the 1996 Stock Incentive Plan; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 4, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder at the Annual Meeting and for a period of 10 days before the Annual Meeting at the executive offices of the Company.

      Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy card in the envelope provided.

                                          By Order of the Board of Directors


                                          John L. Ridihalgh
                                          Chairman of the Board and
                                            Chief Executive Officer


Columbus, Ohio
April 23, 1997

                              NEOPROBE CORPORATION

                       ----------------------------------

                       1997 ANNUAL MEETING OF STOCKHOLDERS

                                  May 29, 1997
                       ----------------------------------

                                 PROXY STATEMENT

                              Dated April 23, 1997
                       ----------------------------------

                               GENERAL INFORMATION

      Solicitation. This Proxy Statement is furnished to the stockholders of Neoprobe Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies to be voted at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 29, 1997 and any adjournment thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 23, 1997.

      Voting Rights. Stockholders of record at the close of business on April 4, 1997 are entitled to notice of and to vote at the Annual Meeting. As of that date, there were 22,712,436 shares of Common Stock of the Company, par value $.001 per share ("Common Stock"), outstanding. Each stockholder of record on April 4, 1997 is entitled to one vote per share held with respect to all matters which may be brought before the Annual Meeting.

      Authorization. All shares represented by properly executed proxies received by the Company pursuant to this solicitation will be voted in accordance with the stockholder's directions specified on the proxy card. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares represented by such proxy will be voted in accordance with the recommendations of the Board of Directors, which are (1) FOR the election of Melvin D. Booth, John S. Christie and J. Frank Whitley, Jr. as directors, each to serve for a term of three years; AND (2) FOR the approval of the proposal to amend the 1996 Stock Incentive Plan. The proxy will also be voted at the discretion of the persons acting under the proxy to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

      Revocation. Any stockholder returning the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to the Company, by duly executing and delivering to the Company a proxy card bearing a later date, or by voting in person at the Annual Meeting.

      Tabulation. Under Section 216 of the General Corporation Law of the State of Delaware ("GCL") and the By-laws of the Company, a quorum must be present at the Annual Meeting in order for any valid action, including the election of directors, the amendment of the 1996 Stock Incentive Plan (the "Original Plan") and voting on the other matters presented to the meeting, other than adjournment, to be taken thereat. Section 216 of the GCL and the By-laws of the Company provide that a quorum consists of a majority of the shares entitled to vote at the Annual Meeting present in person or represented by proxy. Shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all (see "Authorization"). Broker/dealers, who hold their customers' shares in street name, may, under the applicable rules of the exchanges and other self-regulatory organizations of which such broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such shares on other matters without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum.

      Under Section 216 of the GCL and the By-laws of the Company, directors are elected by a plurality of the votes for the respective nominees. Therefore, proxies that are marked "Withhold Authority" and broker non-votes, if any, will not affect the election of directors.

      Under Section 9.12 of the Original Plan, an amendment to the Original Plan must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting at which a quorum is present. A proxy marked "Abstain" has the same effect as a vote against approval but a broker non-vote is disregarded in determining the number of shares voted for approval and in determining the total number of shares as to which the majority is determined in such matter.

                              ELECTION OF DIRECTORS

Nominees for Election as Directors

      The Company presently has nine directors on its Board of Directors, comprised of three directors in each of three classes, with terms expiring at the Annual Meeting in 1997, 1998 and 1999, respectively. At the Annual Meeting, the three nominees to the Board of Directors receiving the highest number of votes will be elected as directors to a term of three years expiring in 2000. Melvin D. Booth, John S. Christie and J. Frank Whitley, Jr. have been nominated as directors to serve for a term of three years.

      The Company has no reason to believe that any of the nominees will not stand for election or serve as a director. In the event any person nominated fails to stand for election, the proxies will be voted for the election of such other person as shall be designated by the persons named in the proxy. See "General Information -- Tabulation."

      The Board of Directors has nominated the following persons to serve as directors of the Company until the 2000 Annual Meeting:

      Melvin D. Booth, age 52, has been President, Chief Operating Officer and a director of Human Genome Sciences, Inc. since July 1995. Mr. Booth was with Syntex Corporation and its subsidiaries from 1975 to 1995. Mr. Booth was the President of Syntex Laboratories, Inc. from 1993 to 1995 and served as a Vice President of Syntex Corporation from 1992 to 1995. From 1992 to 1993 he served as the President of Syntex Pharmaceuticals Pacific. From 1991 to 1992 he served as an area Vice President of Syntex, Inc. From 1986 to 1991 he served as the President of Syntex, Inc., Canada. He has been active in U.S. pharmaceutical industry organizations and is also a past Chairman of the Pharmaceutical Manufacturers Association of Canada. Mr. Booth has a B.S. degree from Northwest Missouri State University and holds a Certified Public Accountant certificate.

      John S. Christie, age 47, has been President of JMAC, Inc., an investment holding company, since September 1995. From August 1988 until September 1995, he was a Senior Vice President of Battelle Memorial Institute. Mr. Christie also serves as a director of Karrington Health, Inc. Mr. Christie has a B.S. degree in Business Administration from Miami University and an MBA from Emory University.

      J. Frank Whitley, Jr., age 54, has served as a director of the Company since May 1994. Mr. Whitley has been Director of Mergers, Acquisitions and Licensing at The Dow Chemical Company ("Dow"), a multinational chemical company, since June 1993. Since joining Dow in 1965, Mr. Whitley has served in a variety of marketing, financial, and business management functions. Mr. Whitley has a B.S. degree in Mathematics from Lamar State University.

Directors Whose Terms Continue Until the 1998 Annual Meeting:

      David C. Bupp, age 47, has served as President, Chief Operating Officer and a director of the Company since August 1992. From August 1992 to May 1993, Mr. Bupp served as Treasurer of the Company. In addition to the foregoing positions, from December 1991 to August 1992, he was Acting President, Executive Vice President, Chief Operating Officer and Treasurer, and from December 1989 to December 1991, he was Vice President--Finance and Chief Financial Officer. From 1982 to December 1989, Mr. Bupp was Senior Vice President, Regional Manager for AmeriTrust Company National Association, a nationally chartered bank holding company, where he was in charge of commercial banking operations throughout Central Ohio. Mr. Bupp has a B.A. degree in Economics from Ohio Wesleyan University. Mr. Bupp completed a course of study at Stonier Graduate School of Banking.

      Julius R. Krevans, M.D., age 72, has served as a director of the Company since May 1994. Dr. Krevans served as Chancellor of the University of California, San Francisco from July 1982 until May 1993, and now serves on the faculty of that institution's School of Medicine. Prior to his appointment as Chancellor, Dr. Krevans served as a Professor of Medicine and Dean of the School of Medicine at the University of California, San Francisco from 1971 to 1982. Dr. Krevans is a member of the Institute of Medicine, National Academy of Sciences, and led its committee for the National Research Agenda on Aging until 1991. He is Chairman of the Bay Area Economic Forum, a member of the Medical Panel of A.P. Giannini Foundation, and a member of the Board of Directors of the Bay Area BioScience Center. Dr. Krevans has a B.S. degree and an M.D. degree, both from New York University.

      James F. Zid, age 63, has served as a director of the Company since November 1993. Mr. Zid also serves as a director for the Net Med Corporation. Now retired, Mr. Zid was a partner from September 1981 until September 1993 (and served as managing partner of the Columbus, Ohio office from September 1981 to September 1992) of Ernst & Young and its predecessors. Mr. Zid has a B.S. degree in Accounting from St. Joseph's College.

Directors Whose Terms Continue Until the 1999 Annual Meeting:

      C. Michael Hazard, age 65, has served as a director of the Company since May 1995. Mr. Hazard has been Chairman, Chief Executive Officer and a director of Westfield Capital Management Company, an investment management firm, since 1989. Prior to founding Westfield Capital Management Company, he was Vice Chairman and a director of Essex Investment Management Co., Inc. in Boston, Massachusetts from 1977 to 1989. Mr. Hazard has a B.A. degree from Yale University and is a graduate of the Wharton School Institute of Investment Banking, University of Pennsylvania.

      Michael P. Moore, M.D., Ph.D., age 46, has served as a director of the Company since May 1994. Dr. Moore has been Attending Physician, Breast Surgery, Columbia Presbyterian Medical Center since June 1986. Dr. Moore has a B.S. degree from Boston College, a Ph.D. degree from Loyola University of Chicago, and an M.D. degree from The Loyola Stritch School of Medicine.

      John L. Ridihalgh, Ph.D., age 55, has served as a director of the Company and Chairman of the Board since 1988. He was President of the Company from 1984 to November 1991. Dr. Ridihalgh served as Chief Executive Officer of the Company from 1984 to November 1991 and resumed the position in June 1992. From November 1991 to June 1992, Dr. Ridihalgh served as a consultant to the Company. From 1968 to 1974, Dr. Ridihalgh was a research scientist at Battelle Memorial Institute. He founded a consulting firm to the nuclear industry in 1974 and a manufacturer of long-distance telephone network access devices in 1981. He is also the founder of a medical instrument development company and an animal vaccine company which has licensed a number of vaccines for veterinary use. Dr. Ridihalgh has a B.S. degree in Mathematics and a Ph.D. degree in Nuclear Engineering, both from Iowa State University.

Board of Directors Meetings

      The Board of Directors held six meetings in fiscal 1996 and each of the directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees (if any) on which he served.

Committees

      The Company has a standing Audit Committee and a standing Compensation Committee. The Company does not have a committee whose functions include nominating directors.

      The Audit Committee (comprised of James F. Zid (Chairman), J. Frank Whitley, Jr. and C. Michael Hazard) recommends the firm to be employed by the Company as its independent auditors; consults with the firm so chosen to be the independent auditors with regard to the plan of audit; reviews, in consultation with the independent auditors, their report of audit, or proposed report of audit and the accompanying management letter, if any; and consults with the independent auditors with regard to the adequacy of the internal accounting controls. The Audit Committee held two meetings in fiscal 1996.

      The Compensation Committee (comprised of J. Frank Whitley, Jr. (Chairman), Julius R. Krevans and James F. Zid) establishes the compensation of all employees and consultants of the Company, administers and interprets the Company's Amended and Restated Stock Option and Restricted Stock Purchase Plan and the 1996 Stock Incentive Plan and takes any action that is permitted to be taken by a committee of the Board of Directors under the terms of such plan, including the granting of options. The Compensation Committee held two meetings in fiscal 1996.

                   AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

Proposal

      The Original Plan was adopted by the Board of Directors on January 18, 1996 and approved by the Company's stockholders at the 1996 Annual Meeting of Stockholders. The 1997 amendment to the 1996 Stock Incentive Plan (the "Amended Plan") was adopted by the Board of Directors on March 13, 1997 and amends and restates the Original Plan. The Board has proposed that the Company's stockholders approve the Amended Plan. The material changes in the Original Plan instituted by the Amended Plan are a provision allowing grants of limited amounts of unrestricted stock to employees and consultants of the Company; changing the number of shares subject to non-employee director annual stock option awards ("Directors' Options") from 3,600 shares to 5,000 shares and adding an attendance requirement to Board of Directors meetings as a precondition to these grants; giving the Board of Directors power to increase or decrease the number of shares covered by each Directors' Option; and removing the limitation on the frequency with which the provisions concerning Director's Options may be amended.

      The following is a description of the material features of the Amended Plan. Material differences between the Amended Plan and the Original Plan are specifically noted.

Purpose, Duration, Amendment and Termination

      The Amended Plan is designed to attract and retain capable directors, employees and consultants and to provide them with long term incentives to continue their services to the Company, to maximize the value of the Company to its stockholders and to acquire a continuing ownership interest in the Company. No award of unrestricted stock (an "Unrestricted Stock Award"), no award of a stock option (an "Option") or award of a right to purchase restricted stock (a "Restricted Stock Award") (collectively all Unrestricted Stock Awards, all Options, and all Restricted Stock Awards are referred to as an "Award") may be granted under the Amended Plan more than 10 years after January 18, 1996. The Board of Directors may at any time terminate the Amended Plan, or make such amendment to the Amended Plan as it may deem advisable. However, no amendment will be effective without the approval of the stockholders of the

Company if it would materially increase the benefits accruing to participants under the Amended Plan, materially increase the number of shares of Common Stock which may be issued under the Amended Plan or materially modify the requirements as to eligibility for participation in the Amended Plan. No amendment or termination of the Amended Plan may alter or impair the rights of a person to whom an Award was granted (a "Grantee") under any Award made before the adoption of such amendment or termination by the Board of Directors, without the written consent of such Grantee.

      The provisions of the Original Plan which provided that the formulae for determining the exercise price of Directors' Options, the number of shares of Common Stock as to which they are exercisable, the times when they are granted and the persons who are participants could not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986 (the "Code") and the Employee Retirement Income Security Act of 1974, or rules thereunder, are eliminated in the Amended Plan. These provisions in the Original Plan were intended to comply with Securities and Exchange Commission regulations which were rescinded in 1996.

Administration

      The Amended Plan will be administered by a committee of the Board of Directors consisting of two or more directors, each of whom is a "non-employee director" as defined in Rule 16b - 3(b)(3)(i) under the Securities Exchange Act of 1934 and is an "outside director" as described in Section 162(m) of the Code and the regulations thereunder (the "Committee"). Unless the Board of Directors designates another of its committees to administer the Amended Plan, the Amended Plan will be administered by a committee consisting of those members of the Compensation Committee who are qualified, but, if the Compensation Committee is abolished or its membership does not contain two persons who are qualified, the Board of Directors will either reconstitute the Compensation Committee or create another committee that complies with these requirements to administer the Amended Plan. See "Election of Directors -- Committees." Subject to the express provisions of the Amended Plan and in addition to the powers granted by other sections of the Amended Plan, the Committee has the authority, in its discretion, to determine the participants, grant Awards and determine their timing, pricing and amount; define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Amended Plan; make all other determinations necessary or advisable for administering the Amended Plan, including, but not limited to, interpreting the Amended Plan, correcting defects, reconciling inconsistencies and resolving ambiguities; and review and resolve all claims.

      The Original Plan required that the committee consist of two or more directors, each of whom was a "disinterested person" as described in Rule 16b-3. The term "disinterested person" was eliminated from Rule 16b-3 in 1996 and replaced with the term "non-employee director" referenced above. The terminology was changed in the Amended Plan to conform to the new terminology used in the Rule.

Common Stock

      The aggregate number of shares of Common Stock in respect of which Awards may be granted under the Amended Plan may not exceed 1,500,000. The Amended Plan does not change this number. As of April 11, 1997, Awards had been granted with respect to approximately 490,000 of these shares leaving approximately 1,010,000 shares in respect of which Awards may be granted under the Amended Plan. The number of shares in respect of which Awards may be granted and the terms of any Award will be adjusted proportionately if the shares of Common Stock are split, combined or altered by a stock dividend or a merger or other corporate event. If any Award granted under the Amended Plan is canceled, terminates or expires for any reason without having been exercised in full, the shares of Common Stock related to the unexercised portion of the Award may be used again. If any shares of Common Stock purchased under the Amended Plan are forfeited for any reason, the shares shall be available again for purposes of the Amended Plan. Except as otherwise determined by the Board of Directors, the shares of Common Stock issued under the Amended Plan will be authorized but unissued shares. However, shares which are to be delivered under the Amended Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources. The proceeds of the exercise of any Award will be general corporate funds of the Company.

Employees' and Consultants' Stock Options

      Only employees and consultants who are not members of the Committee ("Eligible Employees") are eligible to receive Options under this provision. On December 31, 1996, the Company had 89 full-time employees and 16 consultants. The Committee will determine which Eligible Employees will be granted Options, the number of shares of Common Stock for which the Options may be exercised, the times when they will receive them and the terms and conditions of individual Option grants (which need not be identical); provided, however, that the maximum number of shares of Common Stock with respect to which Options may be granted during any fiscal year to any Eligible Employee will be 500,000. The Committee will determine the exercise price of each Option at the time that it is granted, but in no event will the exercise price of an Option be less than the fair market value of a share of Common Stock on the date of grant, which is the average closing price of the Common Stock on all securities exchanges on which it is listed. On April 11, 1997, the closing price of a share of Common Stock on the Nasdaq National Market was $14.25. The Committee has the authority, in its discretion, to delegate to the officers of the Company the authority to select Grantees (who are not officers) and grant Awards of Options to Eligible Employees under this provision to such Grantees having terms and in aggregate amounts determined by the Committee.

      The Committee will determine the term during which an Option is exercisable at the time that it is granted, but no Option will be exercisable after 10 years from the date of grant. Generally, each Option will vest and first become exercisable as to one-third of the shares of Common Stock originally subject to the Option on each anniversary of the date of grant provided the Grantee thereof has been an employee or a consultant, as the case may be, continuously during the time beginning on the date of grant and ending on the date when such portion of the Option first becomes exercisable. Generally, each Option will lapse and cease to be exercisable upon the earliest of the expiration of 10 years from the date of grant, nine months after the Grantee ceases to be an employee or consultant because of his death or disability (six months for incentive stock options, see below), 90 days after the Grantee's employment with or services to the Company are terminated by the Company without cause, or immediately upon termination of the Grantee's employment with or services to the Company for cause or by the Grantee's resignation. The Committee may, in its sole discretion, accelerate the time at which any Options become exercisable or waive any provisions of the Amended Plan relating to the manner of payment or procedures for the exercise of any Option. Any such acceleration may be made effective with respect to one or more or all Grantees, with respect to some or all of the shares subject to an Option of any Grantee or for a period of time ending at or before the expiration date of any Option.

      The Committee will determine whether an Option is an incentive stock option or a non-qualified option (as such terms are defined in the Code, see "Taxation") at the time that it is granted, and if no express determination is made by the Committee, all Options granted to employees who are not 10 percent stockholders of the Company are incentive stock options and all Options granted to consultants or 10 percent stockholders are non-qualified options. The aggregate fair market value of the shares of Common Stock, determined as of the time the Option is granted, which first become exercisable under all incentive stock options granted to the Eligible Employee may not exceed $100,000 during any calendar year and if that limit would be exceeded by the terms of any incentive stock option, the exerciseability of a portion of such Option will be deferred, but the Committee may, in its sole discretion, waive such deferral. No 10 percent stockholder will be granted an incentive stock option, unless the exercise price thereof is at least 110 percent of the fair market value and the Option is not exercisable after five years.

Directors' Stock Options

      Only a director who is not an employee of the Company and who has attended at least 75 percent of the total number of meetings of the Board of Directors (and committees thereof of which he is a member) during the most recently ended fiscal year of the Company ("Eligible Director") is eligible to receive Directors' Options under this provision. On the date the Amended Plan was approved, each Eligible Director received a Directors' Option on 5,000 shares of Common Stock. On the date of the first meeting of the Board of Directors in each fiscal year of the Company ("First Meeting Date"), beginning in 1998, a Directors' Option on 5,000 shares of Common Stock will be granted automatically to each Eligible Director. The Board of Directors may, by a resolution adopted on or before a First Meeting Date uniformly applying to all Eligible Directors, increase or decrease the number of shares of Common Stock subject to the Directors' Options granted on the First Meeting Date on which such resolution is adopted and thereafter. The exercise price of such Directors' Options will be the fair market value of a share of Common Stock on the date of grant (see "Employees' and Consultants' Stock Options"). Under the Original Plan, a director who was not an employee of the Company did not have to meet an attendance requirement in order to be an Eligible Director, an Eligible Director received an option for 3,600 shares of Common Stock each year and the Board of Directors had no authority to increase or decrease the number of shares subject to such options.

      Each Directors' Option shall vest and first become exercisable as to one-third of the shares of Common Stock originally subject to the Directors' Option on each First Meeting Date which occurs more than six months after the date of grant if the Grantee is a director at the time of the adjournment of the meeting of the Board of Directors held on such First Meeting Date. Each Directors' Option shall lapse and cease to be exercisable upon the earlier of the expiration of 10 years from the date of grant, nine months after the Grantee ceases to be a director because of his death or disability, immediately upon resignation by the director as a director, or 30 days after the director ceases to be a director for any reason other than his death, disability or resignation.

      Directors' Options are non-qualified options (as such term is defined in the Code), see "Taxation."

Restricted Stock Awards

      Only officers of the Company who are not members of the Committee ("Eligible Officers") are eligible to purchase Restricted Stock under the Amended Plan. The Company had eleven Eligible Officers on April 4, 1997. The Committee determines which Eligible Officers may purchase Restricted Stock, the number of shares of Restricted Stock each Grantee may purchase, the times when they may purchase Restricted Stock and the performance goals (see "Performance Goals"), and the vesting and forfeiture provisions in the Restricted Stock Purchase Agreement.

      Each Grantee must enter into a Restricted Stock Purchase Agreement under which the Grantee purchases a number of shares of Restricted Stock for a purchase price, which may be less than the market value of a share of Common Stock but not less than the par value thereof ($.001 per share). A Holder may not transfer or sell any shares of the Restricted Stock unless and until they vest. Generally, the Holder will forfeit any portion of the Restricted Stock that has not vested (and the Company will refund the purchase price paid) on the earliest of nine months after the termination of employment by reason of death or disability, 90 days after the termination of employment without cause, immediately upon termination of employment for cause or if the Grantee resigns, or on the expiration of the term of the Restricted Stock Purchase Agreement, which may not be more than 10 years after the date of the Restricted Stock Purchase Agreement. A portion of the Restricted Stock that has not previously been forfeited shall vest and become transferable if and when the vesting conditions established in the Restricted Stock Purchase Agreement are met. Such conditions shall include a preestablished performance goal that satisfies the requirements of Section 162(m) of the Code and the regulations thereunder. See "Performance Goals." Except for these restrictions on transfer and possibilities of forfeiture, the Holder has all other rights with respect to the Restricted Stock, including the right to vote such shares or receive cash dividends.

Performance Goals

      The Committee will establish performance goals as preconditions to the vesting of Restricted Stock Awards. Performance goals may be based on one or more business criteria that apply to the individual Grantee, a business unit or the Company as a whole. Such business criteria may include one or a combination of stock price, total stockholder return, earnings per share or return on equity. Other business criteria may be statistics relating to economic performance including revenue, operating expenses, or earnings before interest, taxes, depreciation and amortization; or the business criteria may be the achievement of a non-statistical goal such as the introduction, testing or licensing of a new product, licensing or acquiring assets or rights, entering into a joint venture or strategic alliance, or a change in control of the Company or another merger or acquisition.

Unrestricted Stock Awards

      An Unrestricted Stock Award is a grant of shares of Common Stock without any precondition, restriction on transfer or risk of forfeiture. Only Eligible Employees may receive Unrestricted Stock Awards under this provision. Under the Amended Plan, the Committee may grant an Unrestricted Stock Award to an Eligible Employee in consideration for services rendered by the Eligible Employee if such services are deemed by the Committee to have a value to the Company in excess of the par value of the shares so awarded. The Committee shall determine which Eligible Employees will receive Unrestricted Stock, the number of shares of Unrestricted Stock each grantee will receive, the times when each Grantee shall receive Unrestricted Stock, and the terms and conditions of individual Unrestricted Stock Awards (which need not be identical). The Committee may also grant an Unrestricted Stock Award to a person to whom the Company is offering employment, but any such grant shall lapse if the person does not subsequently become an employee pursuant to such offer. The maximum number of shares of Unrestricted Stock which may be granted during any fiscal year of the Company to any one person shall be 25,000 shares. Promptly after the grant of an Unrestricted Stock Award, the Company shall issue to the Grantee a certificate representing the shares received thereunder. The Original Plan did not provide for Unrestricted Stock Awards.

Provisions Applicable to all Types of Awards

      The Committee may, in its sole discretion, and upon such terms and conditions as it shall determine at or after the date of grant, permit the exercise price of an Award to be paid in cash, by the tender to the Company of shares of Common Stock owned by the Grantee or by a combination thereof. If the Committee does not make such determination, the exercise price must be paid in cash, by certified or cashier's check, wire transfer or reduction of a debt of the Company to the Grantee. Shares of Common Stock may not be delivered to the Company as payment for the exercise of an Award, if such shares have been owned by the Grantee (together with his decedent or testator) for less than six months or if such shares were acquired upon the exercise of an incentive stock option and their disposition would be taxable.

      The Committee may permit the voluntary surrender of all or a portion of any Award to be conditioned upon the granting to the participant of a new Award for the same or a different number of shares as the Award surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Award to such participant. Subject to the other provisions of the Amended Plan, such new Award shall be exercisable at the price, during the period and on such other terms and conditions as are specified by the Committee at the time the new Award is granted. The Committee may grant Awards having terms and conditions which vary from those specified in the Amended Plan if such Awards are granted in substitution for, or in connection with the assumption of, existing awards granted by another business entity and assumed or otherwise agreed to be provided for by the Company pursuant to a transaction involving a merger or consolidation of or acquisition of substantially all of the assets or stock of another business entity that is not a subsidiary of the Company prior to such acquisition. The Committee, subject to the written consent of the Grantee where the action impairs or adversely alters the rights of the Grantee, has the right at any time after the date of grant of any Award to modify its terms.

      Notwithstanding the terms of any Award, all Awards that have not previously been exercised nor lapsed and ceased to be exercisable, will vest and become exercisable upon the occurrence of any change in control of the Company if the Grantee is then an employee, consultant or director, as the case may be. A change in control includes (a) the acquisition, directly or indirectly, by a person (other than the Company or an employee benefit plan established by the Board of Directors) of beneficial ownership of 15 percent or more of the Company's securities with voting power in the next meeting to elect the directors; (b) the election of a majority of the directors elected at any meeting of the holders of the Company's voting securities who are persons who were not nominated by the Company's then current Board of Directors or authorized committee thereof; or (c) the approval by the stockholders of the Company of a merger or consolidation with another person, other than a merger or consolidation in which the holders of the Company's voting securities continue to hold voting securities in the surviving corporation (in the same relative proportions as existed before the event) comprising 80% percent or more of the voting power of the surviving corporation; or (d) the approval by the stockholders of the Company of a transfer of substantially all of the assets of the Company to another person other than a transfer to a transferee, 80% percent or more of the voting power of which is owned by the Company or by the holders of the Company's voting securities in the same relative proportions to each other as existed before the event.

Disability

      If a Grantee who is an employee with or consultant to the Company is absent from work with the Company because of a physical or mental disability, such Grantee will not be considered to have ended his employment with the Company for purposes of the Amended Plan, while he has that disability, unless he resigns or the Committee decides otherwise. If a Grantee who is a director is absent from meetings of the Board of Directors because of a physical or mental disability, such Grantee will not be considered to have ended his service with the Board of Directors for purposes of the Amended Plan while the Grantee has that disability, unless the Grantee resigns or is not re-elected by the stockholders.

Transfer Restrictions

      No Award under the Amended Plan may be sold, pledged or otherwise transferred other than by will or the laws of descent and distribution; and no Award may be exercised during the life of the participant to whom it was granted except by such participant.

Taxation

        GRANTEES SHOULD CONSULT WITH THEIR INDIVIDUAL TAX ADVISERS BEFORE
                EXERCISING ANY OPTION OR DISPOSING OF ANY SHARES
                      ACQUIRED ON THE EXERCISE OF AN AWARD

      Grantees are not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price of an incentive stock option and the fair market value of a share of Common Stock received upon the exercise of an incentive stock option may be subject to the federal alternative minimum tax. If a Grantee exercises an incentive stock option and disposes of any of the shares of Common Stock received by such Grantee as a result of such exercise within two years from the date of grant or within one year after the transfer of such shares to such Grantee, the Company will receive a tax deduction and the Grantee will be taxed, as ordinary income, on the lesser of the gain on sale or the difference between the exercise price and the fair market value of a share at the time of exercise; and the Grantee must pay or provide for the withholding taxes on such ordinary income. The Grantee will also have a capital gain to the extent that the sale price exceeds the fair market value on the date of exercise. If the shares are not sold by the Grantee before the end of those periods, the Grantee will have a capital gain or capital loss upon sale of the shares to the extent that the sale price differs from the exercise price. No tax effect will result to the Company by reason of the grant or exercise of incentive stock options, or upon the disposition of shares after expiration of two years from the date of grant or one year from the date of exercise.

      Non-qualified options are not taxed upon grant. The Grantee is taxed, as ordinary income, on the exercise of such an Option. The exercise of a non-qualified option requires the Grantee to realize ordinary income to the extent that the fair market value on the date of exercise exceeds the exercise price. The Grantee's basis for determining capital gain or capital loss upon sale of the shares is the higher of their fair market value on the date of exercise and the exercise price. The Company is entitled to a deduction equal to the ordinary income realized by the Grantee upon the exercise of non-qualified options.

      Shares of Restricted Stock are not taxed upon purchase. The Holder will be taxed, as having received ordinary compensation income, on the vesting of shares of Restricted Stock. Such vesting requires the Holder to realize ordinary income to the extent that the fair market value of the vested shares exceeds the amount paid for such shares. The Holder's basis for determining capital gain or capital loss upon the sale or exchange of vested shares of Restricted Stock is the higher of the fair market value of shares on the date of vesting or the purchase price thereof. The Company will be entitled to a deduction equal to the ordinary income realized by the Holder upon the vesting of shares of Restricted Stock.

      Upon the grant of shares of Unrestricted Stock, the Grantee will be taxed as having received ordinary compensation income to the extent of the fair market value of the shares of Unrestricted Stock. The Grantee's basis for determining capital gain or capital loss upon the sale or exchange of shares of Unrestricted Stock is the fair market value of shares on the date of grant. The Company will be entitled to a deduction equal to the ordinary income realized by the Grantee upon the grant of shares of Unrestricted Stock.

      The Amended Plan is intended to be a performance based compensation plan that will comply with the requirements of Section 162(m) of the Code and the regulations thereunder. If the Amended Plan complies with such law and regulations and the Amended Plan continues to be in compliance, amounts deductible by the Company under the Amended Plan will not be limited by the cap on the deductibility of compensation paid to certain executive officers of public corporations which exceeds $1,000,000. Because Section 162(m) is a new provision of the Code, and compliance may depend upon factors, such as relationships between the Company and the members of the Compensation Committee and periodic re-authorization of the Amended Plan by the stockholders, which are presently unforeseeable, no assurance can be given that the Company will remain in compliance with these rules or that non-compliance will not cause amounts payable under the Amended Plan to become non-deductible.

New Plan Benefits

      The following table sets forth the number of shares of Common Stock that will be received under the Amended Plan by (i) each of the Named Executives (see "Compensation of Management--Summary Compensation Table"), (ii) the current executive officers of the Company as a group, (iii) the current directors of the Company who are not executive officers, as a group, and (iv) all employees of the Company, including all current officers of the Company who are not executive officers of the Company, as a group, to the extent such Awards are determinable.

                        AMENDED 1996 STOCK INCENTIVE PLAN

                                   Employees' and       Directors'           Stock         Unrestricted
                                Consultants' Number   Options Number       Restricted      Stock Number
Name and Position                    of Shares          of Shares       Number of Shares    of Shares
-----------------                    ---------          ---------       ----------------    ---------
John L. Ridihalgh,                      (a)           Not applicable          (a)              (a)
Chairman and Chief
Executive Officer

David C. Bupp, President and            (a)           Not applicable          (a)              (a)
Chief Operating Officer

Louis F. Cosentino, Vice                (a)           Not applicable          (a)              (a)
President, Marketing &
Corporate Development

William A. Eisenhardt, Ph.D.,           (a)           Not applicable          (a)              (a)
Vice President, Research and
Development

J. Kenneth Poggenburg, Jr.,             (a)           Not applicable          (a)              (a)
Ph.D., Vice President,
Operations

Executive Group                         (a)           Not applicable          (a)              (a)

Non-Executive Director             Not applicable        35,000(b)       Not applicable   Not applicable
Group

Non-Executive Officer                   (a)           Not applicable     Not applicable        (a)
Employee Group

(a) Grants of Options, Restricted Stock and Unrestricted Stock to employees and consultants are discretionary with the Committee and are, therefore, not currently determinable. See "Compensation of Management" for certain information as to grants of Options made previous fiscal years.

(b) Mr. Hazard, Dr. Krevans, Dr. Moore, Mr. Mueller, Mr. Vromen, Mr. Whitley and Mr. Zid each received a grant of an Option to purchase 5,000 shares of Common Stock with an exercise price of $13.375 per share subject to the approval of the Plan.

Vote Required

      The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting will be required to approve the Amended Plan. See "General Information--Tabulation," above.

Board Recommendation

      The Board unanimously recommends a vote FOR the approval of the Amendment to the 1996 Stock Incentive Plan.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

      The following table sets forth, as of March 31, 1997, certain information with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5 percent of the outstanding shares of Common Stock, (ii) each Director or nominee for Director of the Company, (iii) each of the Named Executives (see "Compensation of Management--Summary Compensation Table"), and (iv) the Company's Directors and executive officers as a group.

                                               Number of
                                                 Shares
                                              Beneficially           Percent
                 Beneficial Owner               Owned(a)            of Class
--------------------------------------       --------------        -----------
Melvin D. Booth                                    -0-                 (r)
David C. Bupp                                  330,552 (b)             1.4%
John S. Christie                                   187                 (r)
Louis F. Cosentino                              20,034 (c)             (r)
William A. Eisenhardt                           57,856 (d)             (r)
C. Michael Hazard                              552,867 (e)             2.4%
Julius R. Krevans                                7,367 (f)             (r)
Michael P. Moore                                11,367 (g)             (r)
Jerry K. Mueller, Jr                            77,356 (h)             (r)
J. Kenneth Poggenburg, Jr                       53,259 (i)             (r)
John L. Ridihalgh                              502,517 (j)             2.2%
Zwi Vromen                                      80,423 (k)             (r)
J. Frank Whitley, Jr                             2,200 (l)             (r)
James F. Zid                                    12,167 (m)             (r)
All directors and officers as a group        1,863,847 (n)             7.9%
(15 persons)
Kenneth R. McGuire (o)                       1,567,100 (o)             6.9%
The Knowlton/Lee Group (p)                   1,401,460 (p)             6.2%
The TCW Group, Inc. (q)                      1,506,600 (q)             6.6%

(a) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power over these shares subject to the spousal rights, if any, of the spouses of those beneficial owners who have spouses.

(b) This amount includes 291,667 shares issuable upon exercise of options which are exercisable within 60 days, 1,686 shares in Mr. Bupp's account in the Neoprobe Corporation 401(k) Plan (the "401(k) Plan") and 2,200 shares held by Mr. Bupp's wife and daughters, as to which latter shares he disclaims beneficial ownership, but it does not include 138,933 shares issuable upon exercise of options which are not exercisable within 60 days. Mr. Bupp is one of three trustees of the 401(k) Plan and may, as such, share dispositive power over Common Stock held in such plan. The 401(k) Plan holds an aggregate total of 14,116 shares of Common Stock. Mr. Bupp disclaims any beneficial ownership of shares held by the 401(k) Plan that are not allocated to his personal account.

(c) This amount consists of 20,000 shares issuable upon exercise of options which are exercisable within 60 days and 34 shares in Mr. Cosentino's account in the 401(k) Plan, but does not include 20,000 shares issuable upon exercise of options which are not exercisable within 60 days.

(d) This amount includes 57,333 shares issuable upon exercise of options which are exercisable within 60 days and 523 shares in Dr. Eisenhardt's account in the 401(k) Plan, but it does not include 34,667 shares issuable upon exercise of options which are not exercisable within 60 days.

(e) This amount includes 2,867 shares issuable upon exercise of options which are exercisable within 60 days, 225,000 shares held by Westfield Performance Fund, Limited Partnership, over which Mr. Hazard has voting and dispositive power, and 325,000 shares held in a client's advisory account managed by Mr. Hazard's employer, over which Mr. Hazard has voting and dispositive power, but does not include 8,233 shares issuable upon exercise of options which are not exercisable within 60 days. Mr. Hazard disclaims beneficial ownership of the 325,000 shares held in the advisory account and the 225,000 shares held by Westfield Performance Fund, Limited Partnership, in excess of his ownership interest in the limited partnership.

(f) This amount includes 5,367 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 8,233 shares issuable upon exercise of options which are not exercisable within 60 days.

(g) This amount includes 5,367 shares exercisable upon exercise of options which are exercisable within 60 days, but does not include 8,233 shares issuable upon exercise of options which are not exercisable within 60 days.

(h) This amount includes 75,781 shares held by an Ohio limited liability company, a member of which is a revocable trust in which Mr. Mueller has a beneficial interest and of which he is a trustee. Mr. Mueller has shared voting and dispositive power over these shares. This amount also includes 375 shares held by a company in which Mr. Mueller holds a 25 percent interest and 1,200 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 7,400 shares issuable upon exercise of options which are not exercisable within 60 days.

(i) This amount includes 43,333 shares issuable upon exercise of options which are exercisable within 60 days and 426 shares in Dr. Poggenburg's account in the 401(k) Plan, but it does not include 26,667 shares issuable upon exercise of options which are not exercisable within 60 days.

(j) This amount includes 361,667 shares issuable upon exercise of options which are exercisable within 60 days, 1,660 shares held in Dr. Ridihalgh's account in the 401(k) Plan and 14,750 shares held by Dr. Ridihalgh's wife, as to which latter shares he disclaims beneficial own ership, but it does not include 140,333 shares issuable upon exercise of options which are not exercisable within 60 days.

(k) This amount includes 5,367 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 8,233 shares issuable upon exercise of options which are not exercisable within 60 days.

(l) This amount includes 1,200 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 7,400 shares issuable upon exercise of options which are not exercisable within 60 days, or any shares held by Dow. See "Certain Transactions." Mr. Whitley is an employee of Dow and he disclaims beneficial ownership of any shares held by Dow.

(m) This amount includes 7,867 shares issuable upon exercise of options which are exercisable within 60 days and 300 shares in Mr. Zid's IRA, but does not include 8,233 shares issuable upon exercise of options which are not exercisable within 60 days.

(n) This amount includes 946,465 shares issuable upon exercise of options and warrants which are exercisable within 60 days (which includes 263,898 shares issuable upon exercise by non-director executive officers) and 6,592 shares held in the Company's 401(k) Plan. Certain executive officers of the Company are the trustees of the 401(k) Plan and may, as such, share dispositive power over Common Stock held in such plan. Each trustee disclaims any beneficial ownership of shares held by the 401(k) Plan that are not allocated to his personal account. The 401(k) Plan holds an aggregate total of 14,116 shares of Common Stock. This amount also includes the 325,000 shares held in a client's advisory account managed by Mr. Hazard's employer and the 225,000 shares held by Westfield Performance Fund, Limited Partnership, discussed in note (e) above. This amount does not include the shares owned by Dow excluded in note (l) above or 591,235 shares issuable upon the exercise of options or warrants which are not exercisable within 60 days (including 256,002 shares issuable upon exercise by non-director executive officers).

(o) Mr. McGuire's address is 3000 North Clybourn, Hangar 34, Burbank, California 91505. This amount includes 17,600 shares held by Mr. McGuire as custodian under the Uniform Transfer to Minors Act of California for his four children.

(p) This beneficial owner is a "group" within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934. The notice address of the group is c/o Mr. Stanley Knowlton, Knowlton Brothers, Inc., 530 Fifth Avenue, New York, New York 10036. The following are the members of the group: The Family Partnership, L.P.; The Frontier Partnership, L.P.; The Darwin Partnership, L.P.; Flagship Partners, Ltd.; Darwin Partners, Ltd.; Barker, Lee & Co., Limited Partnership; J.M.R. Barker Foundation; Quaker Hill Associates, L.P.; Upland Associates, L.P.; Namakagon Associates, L.P.; Family Partners & Co.; Frontier Partners & Co.; Knowlton Brothers, Inc.; Knowlton Associates, Inc.; Hugh Knowlton Trust For The Benefit of Erica Knowlton; Winthrop Knowlton; Stanley Knowlton; Christopher Knowlton; Robert R. Barker; and Dwight E. Lee. This amount includes 144,600 shares issuable upon exercise of Class E Redeemable Common Stock Purchase Warrants ("Class E Warrants"). The Class E Warrants expired on November 12, 1996. The Company does not know whether The Knowlton/Lee Group exercised its Class E Warrants.

(q) The TCW Group, Inc. ("TCW") is a parent holding company. TCW's address is 865 South Figueroa Street, Los Angeles, California 90017. TCW does not directly own any of these shares. TCW has indirect ownership of these shares because of the following TCW subsidiaries' interests in the shares:
      Trust Company of the West, a California corporation and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934; TCW Asset Management Company, a California corporation and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940; and TCW Funds Management, Inc., also a California corporation and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940. Robert Day is an individual who may be deemed to control The TCW Group, Inc. and its subsidiaries listed above.

(r)   Less than 1 percent.

                           COMPENSATION OF MANAGEMENT

Summary Compensation Table

      The following table sets forth certain information concerning the annual and long-term compensation of the chief executive officer of the Company and the Company's other four most highly compensated executive officers during the last fiscal year (the "Named Executives") for the Company's last three fiscal years.

                                                                                 Long Term
                                                                               Compensation
                                                                                  Awards
                                                                                Securities
                                                                                Underlying
                                                     Annual Compensation          Options       All Other
             Name and Principal          Year      Salary             Bonus      (shares)     Compensation(*)
             ------------------          ----      ------             -----       ------      ------------
John L. Ridihalgh, Ph.D.,                1996    $ 250,000          $ 95,000      20,000        $ 1,500
Chairman and Chief Executive Officer     1995      178,338            50,000     150,000          1,694
                                         1994      149,154            20,000       ---            1,470

David C. Bupp,                           1996    $ 236,250          $ 90,000      20,000        $ 1,500
 President and Chief Operating Officer   1995      156,346            60,000     150,000          1,681
                                         1994      134,135            25,000       ---            1,313

Louis F. Cosentino,                      1996    $ 113,705          $ 56,344      40,000        $   613
  Vice President, Marketing and
  Corporate Development (a)

William A. Eisenhardt, Ph.D.,            1996    $ 167,286          $ 59,051      10,000        $ 1,500
  Vice President, Research and           1995      157,635            31,030      42,000          1,547
  Development                            1994      114,327            15,000      40,000           ---

J. Kenneth Poggenburg, Jr., Ph.D.,       1996    $ 126,730          $ 43,750      10,000        $ 1,448
  Vice President, Operations             1995      120,683            18,056      30,000          1,207
                                         1994       96,779            10,000      40,000           ---

(*) Amounts of matching contribution under the Company's 401(k) Plan. Eligible employees may make voluntary contributions and the Company may, but is not obligated to, make matching contributions based on 20 percent of the employee's contribution, up to five percent of the employee's salary. Contributions by employees are invested by an independent plan administrator in mutual funds and contributions, if any, by the Company are made in the form of shares of Common Stock. The 401(k) Plan is intended to qualify under section 401 of the Code, which provides that employee and Company contributions and income earned on contributions are not taxable to the employee until withdrawn from the plan, and that Company contributions will be deductible by the Company when made.

(a)   Mr. Cosentino began his employment with the Company in January, 1996.

Option Grants in Last Fiscal Year

      The following table presents certain information concerning stock options granted to the Named Executives during the last fiscal year (1996).

                                                         Individual Grants                            Grant Date Value
                            -----------------------------------------------------------------------   ----------------
                                                   Percent of Total
                            Number of Securities    Options Granted
                             Underlying Options     to Employees in    Exercise Price    Expiration     Grant Date
              Name            Granted (shares)        Fiscal Year         Per Share        Date(a)    Present Value $
              ----            ---------------         -----------         ---------        ----       ---------------
John L. Ridihalgh                 20,000(b)              4.6%              $15.75         1/18/06       $295,000(f)

David C. Bupp                     20,000(b)              4.6%              $15.75         1/18/06       $295,000(f)

Louis F. Cosentino                13,333(c)              3.1%              $15.75         1/18/06       $187,200(g)
                                  13,333(d)              3.1%              $15.75         1/18/06       $170,000(h)
                                  13,333(e)              3.1%              $15.75         1/18/06       $187,200(g)

William A. Eisenhardt             10,000(b)              2.3%              $15.75         1/18/06       $147,500(f)

J. Kenneth Poggenburg, Jr.        10,000(b)              2.3%              $15.75         1/18/06       $147,500(f)

(a) The options terminate on the earlier of the Expiration Date, nine months after death or disability, 90 days after termination of employment without cause or immediately upon termination of employment for cause or by resignation.

(b) Vests as to one-third of these shares on each of the first three anniversaries of the date of grant.

(c) Vests monthly in equal portions over the first 24 months following the date of grant.

(d) Vested upon the completion and implementation of the marketing plan by the Company.

(e)   Vests upon the submittal of a Product License Application or European
      Dossier.

(f) The per share weighted average fair value of these stock options during 1996 was $14.75 on the date of grant using the Black Scholes option pricing model with the following assumptions: an expected life of 4 years, an average risk-free interest rate of 5.24%, volatility of 181% and no expected dividend rate.

(g) The per share weighted average fair value of these stock options during 1996 was $14.04 on the date of grant using the Black Scholes option pricing model with the following assumptions: an expected life of 3 years, an average risk-free interest rate of 5.24%, volatility of 181% and no expected dividend rate.

(h) The per share weighted average fair value of these stock options during 1996 was $12.75 on the date of grant using the Black Scholes option pricing model with the following assumptions: an expected life of 2 years, an average risk-free interest rate of 5.24%, volatility of 181% and no expected dividend rate.

Fiscal Year End Option Numbers and Values

      The following table sets forth certain information concerning each exercise of stock options and the number and value of unexercised options held by the Named Executives at the end of the last fiscal year (December 31, 1996).

                                                           Number of Securities
                                                                Underlying              Value of Unexercised
                                  Shares                    Unexercised Option          In-the-Money Options
                                 Acquired      Value        at Fiscal Year-End:         at Fiscal Year-End:
         Name                  on Exercise   Realized    Exercisable/Unexercisable   Exercisable/Unexercisable
         ----                  -----------   --------    -------------------------   -------------------------
 John L. Ridihalgh                  ---        ---           361,667 / 113,333        $3,878,125 / $1,287,500

 David C. Bupp                      ---        ---           291,667 / 113,333        $3,019,875 / $1,287,500

 Louis F. Cosentino                 ---        ---             6,667 / 33,333                --- / ---

 William A. Eisenhardt              ---        ---            56,750 / 35,250           $527,740 / $368,010

 J. Kenneth Poggenburg, Jr.        8,000     $107,250         43,917 / 27,083           $382,510 / $262,865

Long-Term Incentive Plans - Awards in Last Fiscal Year

The following table presents certain information concerning long-term incentives awarded to the Named Executives during the last fiscal year (1996).

                                           Number of Shares        Performance or Other Period
         Name                            Units or Other Rights     Until Maturation or Payout
         ----                            ---------------------     --------------------------
 John L. Ridihalgh (a)                          50,000                       6/5/06
 David C. Bupp (a)                              30,000                       6/5/06
 Louis F. Cosentino                              ---                          ---
 William A. Eisenhardt, Ph.D.                    ---                          ---
 J. Kenneth Poggenburg, Jr., Ph.D.               ---                          ---

(a) The terms of the awards which took the form of restricted stock purchase agreements are described below under "Employment Agreements."

Common Share Performance

      The following graph compares the cumulative total return on the Company's Common Shares to the cumulative total returns of the Nasdaq Stock Market Index (U.S.) and the Nasdaq Pharmaceutical Index (an index of pharmaceutical and bio-technology companies the securities of which are traded on the Nasdaq National Market) since the Company's initial public offering on November 10, 1992. The graph is based upon an assumed investment of $100.00 in each of the Company's Common Shares, the Nasdaq Stock Market Index (U.S.) and the Nasdaq Pharmaceutical Index on November 10, 1992 and dividend reinvestment thereafter.

[The following table was represented as a line chart in the printed material]

----------------------------------------------------------
Neoprobe Corporation Common Stock Performance Graph
----------------------------------------------------------
----------------------------------------------------------
----------------------------------------------------------
               Neoprobe     Nasdaq Stock       Nasdaq
Date          Corporation   Market Index   Pharmaceuticals
             Common Stock      (U.S.)          Index
----------------------------------------------------------
11-Nov-92      100.0000       100.0000        100.0000
----------------------------------------------------------
31-Dec-92      102.1300       107.8700        103.8142
----------------------------------------------------------
31-Dec-93      106.3800       123.8200         92.5311
----------------------------------------------------------
31-Dec-94       25.5300       121.0300         69.6427
----------------------------------------------------------
31-Dec-95      274.4700       171.1700        127.4029
----------------------------------------------------------
31-Dec-96      261.7000       210.5500        127.7975
----------------------------------------------------------

Compensation Committee Report on Executive Compensation

      Background. The Company is in its early growth phase and it has not yet begun to mature as a business which can set compensation policies based on traditional statistical measures of growth and profitability such as sales, net earnings and return on assets. The management of the Company must identify and focus on the key initiatives and corporate milestones that will, when achieved, allow it to attain profitable operations and growth. The purpose of the Company's compensation philosophy is to attract and provide proper incentives to high-quality, experienced managers and employees who will establish and attain these key initiatives and milestones.

      Bio-technology is an industry where growth and success depend upon attracting highly-trained and qualified personnel. As a group, bio-technology companies employ higher proportions of personnel with earned doctorate degrees and other advanced degrees in the sciences, as well as, physicians and surgeons. In order to attract and hold these employees the Company must provide them with a sufficient base of cash compensation, as well as opportunities to participate in the Company's growth. This leads the Company to a compensation philosophy oriented towards the use of variable compensation and long-term incentives. It is the Company's philosophy that this program be offered to all employees commensurate with their responsibilities. To make the high compensation of key personnel worthwhile to the shareholders, a high proportion of annual compensation should be at risk against the attaining of key accomplishments and milestones and a high portion of the total compensation must be at risk against the return to the long-term shareholders of the Company who have funded its growth.

      Base Salary. Base pay is only one element of key personnel's compensation package and it is targeted to be at or below the midpoint of a representative list of small growing bio-technology companies similar to the Company (the "Peer Group").

      Variable Compensation. Variable compensation has an important role in the Company's compensation philosophy. It is used to create incentives to attain key initiatives and milestones in the short to medium term and to place a portion of compensation at risk against the attaining of those targets. The Committee sets a total amount of variable compensation based on a percentage of base salary. The total amount available is targeted above the midpoint of the variable compensation of the Peer Group but the amount paid is based on the elements of corporate financial performance and the achievement of specific near-term objectives judged to be important to the Company and established in advance by the Compensation Committee. For example, during 1996 those targets included filing of the Company's biological license applications for its initial products with the United States Food and Drug Administration and comparable European authorities and the implementation of the Company's strategic alliance with United States Surgical Corporation.

      Long-Term Incentive Compensation. Stock options provide the principal vehicle for long-term incentive compensation. Options are issued under the Company's 1994 and 1996 Stock Option Plans. The target levels for option grants are set at or above the midpoint of the Peer Group. By their nature, options directly compensate employees to the extent that long-term investors achieve high rates of return. Options are also a key element in being able to obtain and retain experienced and skilled employees. All options are granted at market. Many options have significant vesting conditions in addition to longevity such as the attainment of corporate and individual goals. The options are granted to all levels of employees in order to provide incentives and to minimize cash compensation.

      Chief Executive Officer Compensation. Dr. Ridihalgh's 1996 compensation consisted of base salary, variable compensation and stock options. During 1996, Dr. Ridihalgh entered into a new Employment Agreement, the terms of which are described under the heading "Compensation of Management - Employment Agreements." Dr. Ridihalgh's base salary under the contract was set in line with the philosophy described above. During 1996, Dr. Ridihalgh realized variable compensation opportunities based on the achievement of corporate goals including those described above and was granted options to purchase 20,000 shares of stock, the terms of which are described above under the heading "Compensation of Management - Employment Agreements." During 1997, the Committee intends to grant variable compensation opportunities and stock options to Dr. Ridihalgh in accordance with the philosophy outlined above.

      Internal Revenue Code Provisions. Under Section 162(m) of the Code, compensation paid by the Company to a Named Executive which is in excess of $1,000,000 in a year will be nondeductible by the Company for purposes of determining its federal taxable income unless such compensation is paid under a performance-based plan which is approved by the stockholders of the Company. Under the Internal Revenue Service regulations promulgated under Section 162(m), the Company's 1994 and 1996 Stock Option Plans should be deemed to be performance-based compensation plans and amounts realized by the Named Executives under such plans should continue to be deductible by the Company. Because of the favorable treatment of the Company's Stock Option Plans and the remoteness of the possibility that base compensation and cash variable compensation levels will exceed $1,000,000 during fiscal 1997 and the years thereafter, the Committee did not consider the impact of Section 162(m) on its decisions concerning compensation.

      Compensation Committee: J. Frank Whitley, Jr. (Chairman), Julius R. Krevans and James F. Zid.

Employment Agreements

      John L. Ridihalgh is employed under a three-year employment agreement effective January 1, 1996. The agreement provides for a base salary of $250,000, $262,500 and $275,500 for the calendar years 1996, 1997 and 1998, respectively. Dr. Ridihalgh will be paid a bonus of $12,500 upon the occurrence of any of the following three events during the term of the employment: entering into a strategic alliance for the marketing of any RIGScan(R) products in the United States; obtaining United States Food and Drug Administration ("FDA") approval for a Product License Application ("PLA") for a RIGScan product; or obtaining equivalent regulatory approval for a RIGScan product from the European regulatory authorities. Other bonuses are payable at the discretion of the Board of Directors based on the performance of the Company and Dr. Ridihalgh. The employment agreement provides for a two year non-competition agreement after the end of the term of employment. Dr. Ridihalgh is a shareholder in Cira Technologies, Inc. ("Cira") which is developing a process for treating chronic infectious diseases using activated cellular therapy. The Company waived any claim that the stock ownership of Dr. Ridihalgh in Cira and his participation in the management thereof are violations of the employment agreement. If a change in control event occurs with respect to the Company and the employment of Dr. Ridihalgh is concurrently or subsequently terminated (i) without cause (cause is defined as any willful breach of a material duty by Dr. Ridihalgh in the course of his employment or willful and continued neglect of his duty as an employee), (ii) the term of the agreement expires or (iii) Dr. Ridihalgh resigns because his authority, responsibilities or compensation have materially diminished, a material change occurs in his working conditions or the Company breaches the agreement, Dr. Ridihalgh will be paid a severance payment equal to twice his annual base salary (less amounts paid as Dr. Ridihalgh's salary and benefits that continue for the remaining term of the agreement if his employment is terminated without cause). A change in control includes (a) the acquisition, directly or indirectly, by a person (other than the Company or an employee benefit plan established by the Board of Directors) of beneficial ownership of 15 percent or more of the Company's securities with voting power in the next meeting of holders of voting securities to elect the Directors; (b) a majority of the Directors elected at any meeting of the holders of the Company's voting securities are persons who were not nominated by the Company's then current Board of Directors or an authorized committee thereof; (c) the stockholders of the Company approve a merger or consolidation of the Company with another person, other than a merger or consolidation in which the holders of the Company's voting securities issued and outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising eighty percent (80%) or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the stockholders of the Company approve a transfer of substantially all of the assets of the Company to another person other than a transfer to a transferee, eighty percent (80%) or more of the voting power of which is owned or controlled by the Company or by the holders of the Company's voting securities issued and outstanding immediately before such transfer in the same relative proportions to each other as existed before such event. Dr. Ridihalgh's compensation will continue for the full term of the agreement if his employment is terminated without cause.

      In June 1996, the Company and Dr. Ridihalgh also entered into a restricted stock purchase agreement under which Dr. Ridihalgh purchased 50,000 shares of Common Stock for a purchase price equal to the par value of $.001 per share. Dr. Ridihalgh may not transfer or sell any of the restricted shares unless and until they vest. Dr. Ridihalgh will forfeit any portion of the restricted shares that has not vested (and the Company will refund the purchase price paid) on the earliest of the termination of his employment under the employment agreement for any reason unless the Company is, at the time of termination for death or disability, actively engaged in negotiations that could reasonably be expected to lead to a change in control (as defined above) or the tenth anniversary of the date of the employment agreement. The restricted shares that have not previously been forfeited will vest if and when there is a change in control of the Company (as defined above). Except for these restrictions on transfer and possibilities of forfeiture, Dr. Ridihalgh has all other rights with respect to the restricted shares, including the right to vote such shares and receive cash dividends. The Company has not recognized any expense under the employment agreement due to the contingent nature of the vesting provision and the risk of forfeiture.

      Upon the extension of the employment agreement in February 1995, Dr. Ridihalgh was granted options to purchase 150,000 shares of Common Stock at an exercise price of $2.50 per share (the then current market price). Such options terminate on the earlier of 10 years after the date of grant, nine months after death, six months after termination of employment due to disability or two years after any other termination of employment. The options will vest in three equal tranches, one of which will vest upon the occurrence of any of the following three events: entering into a strategic alliance for the marketing of any RIGScan products in the United States; obtaining FDA approval for a PLA for a RIGScan product; or obtaining equivalent regulatory approval for a RIGScan product from the European regulatory authorities. All previously unvested option shares will vest if there is a change in control (as defined therein) and half of the previously unvested option shares will vest upon termination of Dr. Ridihalgh's employment by the Company without cause. In January 1996, Dr. Ridihalgh was granted options to purchase 20,000 shares of Common Stock at an exercise price of $15.75 per share. Such options terminate on the earlier of 10 years after the date of grant, nine months after death or disability, 90 days after termination of employment without cause, or immediately upon termination of employment by resignation. The options will vest as to one-third of the shares originally subject to the option on each anniversary of the date of grant. All previously unvested option shares will vest if there is a change of control (as defined above).

      David C. Bupp is employed under a three-year employment agreement effective January 1, 1996. The employment agreement provides for a base salary of $225,000, $236,300 and $248,000 for the calendar years 1996, 1997 and 1998, respectively. Other than the compensation provisions, Mr. Bupp's employment agreement has substantially the same terms as Dr. Ridihalgh's agreement (see above). In June 1996, the Company and Mr. Bupp entered into a restricted stock purchase agreement under which Mr. Bupp purchased 30,000 shares of Common Stock for a purchase price equal to the par value of $.001 per share. The vesting provisions and other terms of the restricted stock purchase agreement are substantially the same as Dr. Ridihalgh's restricted stock purchase agreement (see above). Upon the extension of the employment agreement in February 1995, Mr. Bupp was granted options to purchase 150,000 shares of Common Stock on the same terms as the options granted to Dr. Ridihalgh in February 1995 (see above). In January 1996, Mr. Bupp was granted options to purchase 20,000 shares of Common Stock on the same terms as the options granted to Dr.
Ridihalgh in January 1996 (see above).

Compensation of Non-Employee Directors

      Non-employee Directors who are neither legal counsel to the Company nor affiliated with a principal stockholder of the Company receive a quarterly retainer of $2,500 and a fee of $1,000 for each board meeting attended, as well as reimbursement for travel expenses incurred in connection with attending meetings. Each such Director will also be granted an option to purchase 5,000 shares of Common Stock which vest over a three-year period and have an exercise price equal to no less than the market price at the time of grant. Other Directors do not receive any compensation for their services as Directors.

      Effective March 1, 1997, members of committees of the Board of Directors will be paid $500 per committee meeting for committee meetings held in conjunction with regular board meetings, and $800 per committee meeting for committee meetings not held in conjunction with regularly scheduled board meetings.

                              CERTAIN TRANSACTIONS

      In 1991 and 1992, Neoprobe entered into agreements with The Dow Chemical Company ("Dow"), which at that time was a principal stockholder of the Company, pursuant to which Dow and Neoprobe agreed to coordinate their research and development activities relative to the commercialization of RIGS products and Neoprobe was granted certain rights. Under the agreements, Dow (i) granted to Neoprobe an exclusive global, commercial sublicense to use CC49 as a RIGS technology product, (ii) agreed to grant to Neoprobe, upon its request and after approval by NCI/NIH, a sublicense to any other antibody under Dow's commercial license agreement with NCI/NIH, (iii) granted to Neoprobe an exclusive global license to Dow's proprietary iodination technology which may be used by Neoprobe to radiolabel antibodies for RIGS system products and (iv) licensed or sublicensed certain other targeting agents for use as RIGS technology products. The agreements provide that Neoprobe is obligated to pay Dow royalties on certain RIGS system antibody product revenues, part of which compensates Dow for royalties payable under Dow's license agreement with NCI/NIH. Additional royalties may be payable if Dow's technology is used in the commercial production of RIGS system products. If Neoprobe fails to comply with certain financial and timing requirements of the sublicense, the rights under such sublicense may revert back to Dow.

      Neoprobe's sublicense of CC49 from Dow is subject to a commercial license agreement between Dow and NCI/NIH under which NCI/NIH reserved the right to use CC49 for government purposes. If the Dow-NCI/NIH commercial license agreement is terminated for any reason, including a default by Dow, the Dow-NCI/NIH commercial license agreement allows Neoprobe to apply for a license for antibodies previously granted by Dow to Neoprobe (subject to approval and acceptance by NCI/NIH). If the Dow-NCI/NIH commercial license agreement is terminated, the Dow-Neoprobe agreement allows Neoprobe to either obtain a license directly from NCI/NIH (subject to approval and acceptance by NCI/NIH) or to terminate provisions of the Dow-Neoprobe agreement that relate to the Dow-NCI/NIH commercial license agreement.

      In May 1996, Neoprobe and Dow executed an agreement under which Dow granted Neoprobe global rights to certain technology related to targeting agents, radiolabeling and radioimmunotherapy products developed by Dow researchers. Upon completion, the global licenses will provide Neoprobe with global access to technology covered by issued patents for use in the development of RIGS and radioimmunotherapy products. Dow received 124,805 shares of Common Stock in exchange for the technology rights. Dow currently holds 847,920 shares of Common Stock.

      Mueller and Smith, L.P.A., has performed legal services for the Company since the inception of the Company and continues to serve as the Company's patent counsel. Jerry K. Mueller, Jr., a director and officer of the Company, is a partner of that law firm. Fees related to services performed by that firm were approximately $140,000 and approximately $61,000 in out-of-pocket costs and expenses were incurred for fiscal year ended 1996. Mr. Mueller's term as a Director will expire on the date of the Annual Meeting.

      Dr. Richard Olsen, an emeritus professor of veterinary pathobiology at OSU, and Dr. John Ridihalgh, Chairman of the Company, invented a process for treating chronic infectious and/or autoimmune diseases using activated cellular therapy, conducted tests of their invention on animals and filed an application for a United States patent thereon. In March 1996, Dr. Ridihalgh and the Company, represented by a committee of independent directors, agreed that a newly organized corporation, Cira, would exploit the process. The Company received 10 percent of the originally issued shares in Cira and the remainder was divided among Drs. Ridihalgh and Olsen and their colleagues, including Jerry
K. Mueller, Jr. who acted as their patent counsel. The Company and Cira also executed a Technology Option Agreement, under which Cira granted the Company an option to acquire exclusive world-wide licenses to Cira's activated cellular therapy for the treatment of human immunodeficiency virus infected patients and chronic infectious and/or autoimmune disease in humans and the Company agreed to support a Phase I clinical trial of this process on up to 40 patients at a cost not to exceed $500,000. The Company and Cira also cross licensed improvements in activated cellular therapy. In addition to technology rights, the Company obtained an option to increase its interest in Cira by 15%. The exercise price of this option is 15% of the fair market value of Cira's outstanding securities on the earlier of the third anniversary of a license agreement under the Technology Option Agreement, or the commencement of a pivotal clinical trial study, subject to a minimum of $1.95 million and a maximum of $4.5 million.

      Mr. Vromen is a partner in Reico, Ltd. Reico, Ltd. received $48,000 in fiscal year 1996 as compensation for services which Mr. Vromen rendered to Neoprobe (Israel), Ltd. Neoprobe (Israel), Ltd. is a subsidiary of the Company.

    FORMS 3, 4 AND 5; SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      This disclosure relates to events occurring in 1996. An untimely Form 3 was filed with the Securities and Exchange Commission for Joseph Bianchine, Vice-President - Clinical Research and Medical Director, and four transactions in Company securities were reported to the Securities and Exchange Commission on untimely Forms 4 and one transaction was reported to the Securities and Exchange Commission on an untimely amendment to a Form 5 for Trudie Seeger, Vice President - Regulatory Affairs.

      The Company does not know of any other failures to make filings required by Section 16 on a timely basis by any of its directors, executive officers or beneficial owners of 10% or more of its equity securities.

                             INDEPENDENT ACCOUNTANTS

      Coopers & Lybrand L.L.P. served as the Company's independent accountants for the fiscal year 1996 which ended December 31, 1996, and has audited the Company's financial statements for each of the past three fiscal years. At the suggestion of management, the Audit Committee has recommended the retention of Coopers & Lybrand L.L.P. as the Company's independent accountants for the 1997 fiscal year.

      A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions of stockholders.

                                 OTHER BUSINESS

      The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. If, however, any other matters are properly brought before the meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                         COST OF SOLICITATION OF PROXIES

      The cost of this solicitation will be paid by the Company. The Company may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and the Company will reimburse such persons for their expenses in so doing.

                              STOCKHOLDER PROPOSALS

      A stockholder proposal intended for inclusion in the proxy statement and form of proxy for the Annual Meeting of Shareholders of the Company to be held in 1998 must be received by the Company before December 24, 1997, at its executive offices, Attention: John Schroepfer.

      A stockholder who wishes to nominate a candidate for election to the Board of Directors must follow the procedures put forth in Article III, Section 2 of the Company's By-Laws. A copy of these procedures is available upon request from the Company at 425 Metro Place North, Suite 400, Dublin, Ohio 43017-1367,
Attention: John Schroepfer. In order for a stockholder to nominate a candidate for the Board of Directors election at the 1998 Annual Meeting, notice of the nomination must be delivered to the Company's executive offices, Attention: John Schroepfer, before December 24, 1997.

       NEOPROBE CORPORATION    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

           The undersigned hereby appoints John L. Ridihalgh and David C. Bupp, and each of them, severally, with full power of substitution, as proxies for the undersigned, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock, par value $.001 per share, of Neoprobe Corporation held of record by the undersigned on April 4, 1997, at the Annual Meeting of Stockholders to be held on May 29, 1997, or any adjournment thereof, with all the power the undersigned would possess if present in person.

       THE BOARD OF DIRECTORS RECOMMENDS ADOPTION OF THE PROPOSAL AND THE ELECTION OF ALL NOMINEES.

          1. To elect as directors the nominees named below for a term of one year and until their successors are duly elected and qualified.

          NOMINEES: MELVIN D. BOOTH, JOHN S. CHRISTIE, AND J. FRANK WHITLEY, JR.

          [ ] FOR all nominees listed above (except as marked to the contrary)

          [ ] WITHHOLD AUTHORITY to vote for all nominees listed above

             (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed above.)

          2. Approval of the Amendment to the 1996 Stock Incentive Plan.

            [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                 (Continued, to be dated and signed, on the other side.)

                          (Continued from the other side)

       In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL AND FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE.

       The undersigned hereby acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 18, 1997 and a copy of the Company's 1996 Annual Report to Stockholders.

                                                Date:____________________ , 1997

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature (if held jointly)

                                                IMPORTANT: Please sign exactly
                                                as name or names appear to the
                                                left. When shares are held by
                                                joint tenants, both should sign.
                                                When signing as attorney,
                                                executor, administrator, trustee
                                                or guardian, please give full
                                                title as such. Corporations
                                                should sign in their full
                                                corporate name by their
                                                president or other authorized
                                                officer. If a partnership,
                                                please sign in partnership name
                                                by an authorized person.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.